Exhibit 99.1
Filed by Midwest Banc Holdings, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
Subject Company: Midwest Banc Holdings, Inc.
Registration No. 333-160985
Midwest Banc Holdings, Inc. Files Supplement to Exchange Offer Prospectus
     MELROSE PARK, Ill. — January 8, 2010 — Midwest Banc Holdings, Inc. (NASDAQ: MBHI) (the “Company”), the holding company for Midwest Bank and Trust Company (the “Bank”), today filed a prospectus supplement (“Prospectus Supplement”) with the Securities and Exchange Commission relating to its offer to exchange newly issued shares of its Common Stock for any and all outstanding Depositary Shares, $25.00 liquidation amount per share (the “Depositary Shares”), each representing a 1/100th fractional interest in a share of the Company’s Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”), which commenced on December 3, 2009 (the “Exchange Offer”).
     The Prospectus Supplement amends and updates certain information in the Company’s prospectus, dated December 3, 2009 (as amended and supplemented from time to time, the “Prospectus”), which forms part of the Company’s Registration Statement on Form S-4 (File No. 333-160985) originally filed with the Securities and Exchange Commission on August 3, 2009 (as amended through the date hereof, the “Registration Statement”), and the Company’s Tender Offer Statement on Schedule TO filed on December 3, 2009.
     The Prospectus Supplement provides holders of depositary shares more current and updated information regarding the Company’s Capital Plan, its financial condition, the previously disclosed written agreement with its regulators and related matters. Except for the changes described in the Prospectus Supplement, all other terms of the Exchange Offer remain the same as in the Prospectus. Holders of Depositary Shares are encouraged to carefully read the Prospectus Supplement and the Prospectus in connection with a decision to participate in the Exchange Offer.
More Information Regarding the Exchange Offer
     For each Depositary Share the Company accepts or exchanges in accordance with the terms of the Exchange Offer, it will issue a number of shares of its Common Stock (based on the Relevant Price) having a value equal to $2.80. The “Relevant Price” will be the greater of (i) the average volume weighted average price, or “Average VWAP” (as defined in the Prospectus) of the Company’s Common Stock during the five consecutive trading-day period ending on and including January 11, 2010, which is the second trading day immediately preceding the expiration date of the currently scheduled Exchange Offer period and (ii) the Minimum Share Price of $0.28 per share. The “Relevant Price” will be fixed at 4:30 p.m., New York City time, on the second trading day immediately preceding the expiration date of the Exchange Offer (which the Company currently expects to be January 13, 2010, unless the Exchange Offer is extended) and will be announced prior to 9:00 a.m., New York City time, on the immediately succeeding business day (which the Company currently expects to be January 12, 2010, unless the Exchange Offer is extended). Depending on the trading price of the Company’s Common Stock compared to the Relevant Price, the market value of the Common Stock the Company issues in exchange for each Depositary Share the Company accepts or exchanges may be less than, equal to or greater than the $2.80 value referred to above. The Company refers to the number of shares of Common Stock it will issue for each Depositary Share it accepts in the Exchange Offer as the “exchange ratio,” and it will round the exchange ratio to four decimal places. As a result of the Minimum Share Price limitation, the maximum number of shares of Common Stock the Company may issue under the Exchange Offer per Depositary Share is ten. The Company is not offering any consideration with respect to undeclared dividends on the Depositary Shares tendered and accepted for exchange in the Exchange Offer.
     The Exchange Offer will expire at 5:00 p.m., New York City time, on January 13, 2010 (unless the Company extends it or terminates it early). Shareholders may withdraw any Depositary Shares that they previously tendered in the Exchange Offer at any time prior to the time it expires.
     The Company’s obligation to exchange Common Stock for Depositary Shares in the Exchange Offer is subject to a number of conditions that must be satisfied or waived by it, including, among others, that there has been no change or development that in the Company’s reasonable judgment may materially reduce the anticipated benefits to it of the Exchange Offer or that has had, or could reasonably be expected to have, a material adverse effect on the Company, its businesses, condition (financial or otherwise) or prospects. The Company’s obligation to exchange is not subject to any minimum tender condition.
     In connection with the Exchange Offer, the Company filed two definitive proxy statements with the SEC. One definitive proxy statement is seeking approval of the holders of the Company’s Depositary Shares to, among other things, amend the Company’s Certificate of Incorporation and the certificate of designation of the Series A Preferred Stock to modify the rights of the holders of the Series A Preferred Stock. The record date for holders of the Depositary Shares entitled to instruct the Depositary how to vote on these matters was November 27, 2009.
     The other definitive proxy statement is seeking approval of the holders of the Company’s Common Stock to, among other things, amend the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock, authorize the Board of Directors, pursuant to its discretion, to execute a reverse stock split of the Company’s Common Stock, and approve certain of the matters related to the Series A Preferred Stock described above. The record date for the holders of Common Stock entitled to vote on these matters will be on or after the settlement date of the Exchange Offer, which is currently expected to be January 15, 2010.
     The Company has filed a Registration Statement (including the Prospectus, Prospectus Supplement and related Exchange Offer materials) with the SEC for the Exchange Offer to which this communication relates. This Registration Statement has not yet become effective. Before you decide whether to tender into the Exchange Offer, you should read the Prospectus in that Registration Statement, as supplemented by the Prospectus Supplement, and other documents the Company has filed with the SEC for more complete information about the Company and the Exchange Offer. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The complete terms and conditions of the Exchange Offer are set forth in the Prospectus and the related Letter of Transmittal, copies of which will be available at http://www.morrowco.com/midwest.htm and from Morrow & Co., LLC, the information agent, at (800) 483-1314 or, for banks and brokerage firms, at (203) 658-9400.
     This press release is not an offer to sell or purchase or an offer to exchange or a solicitation of acceptance of an offer to sell or purchase or offer to exchange, which may be made only pursuant to the terms of the Prospectus and related Letter of Transmittal, as applicable.
About Midwest
     We are a half century old community bank with $3.5 billion in assets at September 30, 2009. We have two principal operating subsidiaries; Midwest Bank and Trust Company and Midwest Financial and Investment Services, Inc. Midwest Bank has 26 locations serving the diverse needs of both urban and suburban Chicagoland businesses and consumers through its Commercial Banking, Wealth Management, Corporate Trust and Retail Banking areas.
Forward-Looking Statements
     This press release contains certain “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements as to expectations regarding the Company’s Capital Plan, the Exchange Offer and any other statements regarding the Company’s expectations or future results, plans or strategies. The Company’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. These statements should be reviewed in conjunction with the Company’s Annual Report on Form 10-K, including the information under “Risk Factors” therein, its Quarterly Reports on Form 10-Q and other publicly available information filed by the Company regarding the Company. Such publicly available information sets forth certain risks and uncertainties related to the Company’s business that could cause actual results to differ from those set forth in the forward-looking statements or that could have a material effect on the operations and future prospects of the Company, and should be considered in evaluating forward-looking statements contained herein.
Contacts:
Midwest Banc Holdings, Inc.
John B. Pelling, III,
708-498-2013
Vice President — Investor Relations
IR@midwestbank.com
Media
Chris Robling, 312-658-0445
crobling@jaynethompson.com